LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	Know all by these presents, that the undersigned's hereby makes, constitutes and appoints Michael D. Yonker and Treasure Bailey, or either of them, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	Execute for and on behalf
of the undersigned, in the undersigned's capacity as an officer and/or director of InFocus Corporation (the "Company"), Forms 3, 4, 5 and 13G in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	Do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete the execute any such Forms 3, 4, 5 or 13G and timely file such forms with the United States Securities and Exchange Commission and any national securities exchange or similar authority; and

(3)	Take any other
action of any type whatsoever in connection with the forgoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in suchform and shall contain such terms and conditions as such attorney-in-fact's discretion.

The undersigned acknowledges that:

(1)	this Power of
Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the
Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and


(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby gives and
grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in
full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 9 day of September, 2004.





/s/  Joseph Patrick
O'Sullivan